EXHIBIT


Pilgrim America Capital Corporation                                         News
                                                           For Immediate Release


                  PILGRIM AMERICA CAPITAL CORPORATION ANNOUNCES
                            SETTLEMENT OF LITIGATION


         Phoenix, AZ, May 23, 1997 -- (NASDAQ:PACC) Pilgrim America Capital Corporation announced today that it has settled all claims in the civil action filed in December 1995 by the Federal Deposit Insurance Corporation (FDIC) in the United States District Court, District of Arizona, against the Company and other defendants in which the FDIC asked for at least $20 million in actual damages and $60 million in punitive damages. The settlement covers all FDIC claims asserted against the Company and certain of its officers and directors.

         The Company also announced that it settled with its Director and Officer liability insurance carrier under the policy providing coverage for this matter.

         No charge to earnings will result from this settlement.


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Contact: James M. Hennessy
         602/417-8115